Exhibit 99.1

Zynga Q2 2018 Earnings Highlights

MOBILE MOMENTUM

Mobile Revenue
$193M +7% Y/Y

Mobile Bookings
$212M +17% Y/Y

$182M
$180M
$194M
$187M
$204M
$197M
$193M
$183M
$212M
$193M
Q2'17
Q3'17
Q4'17
Q1'18
Q2'18
Mobile Revenue
Mobile Bookings

STRENGTH ACROSS OUR FOREVER FRANCHISES

Words With Friends

MOBILE REVENUE	MOBILE BOOKINGS
+30% Y/Y	+49% Y/Y

CSR2

MOBILE REVENUE	MOBILE BOOKINGS
(4%) Y/Y	+21% Y/Y

Zynga Poker

MOBILE REVENUE	MOBILE BOOKINGS
+19% Y/Y	+13% Y/Y

W
2

MOBILE AUDIENCE

21M
Mobile DAUs
+12% Y/Y

78M
Mobile MAUs
+10% Y/Y

OPERATING CASH FLOW

$41M
+9% Y/Y

Zynga Q2 2018 Earnings Highlights mobile momentum mobile revenue mobile bookings $193M +7% Y/Y $212M +17% Y/Y $182M $180M Q2’17 $194M $187M Q3’17 $204M $197M Q4’17 $193M $183M Q1’18 $212M $193M Q2’18 strength across our forever franchises words with friends mobile revenue +30% Y/Y mobile bookings +49% Y/Y CSR2 mobile revenue (4%) Y/Y mobile bookings +21% Y/Y zynga poker mobile revenue +19%Y/Y mobile bookings +13% Y/Y mobile audience operating cash flow 21M mobile DAUs +12% Y/Y 78M mobile MAUs +10% Y/Y $41M +9% Y/Y

ZYNGA – Q2 2018 QUARTERLY EARNINGS LETTER

August 1, 2018

Dear Shareholders,

We look forward to discussing our Q2 2018 results during today’s earnings call at 2:00 p.m. PT. Below, you’ll find our quarterly earnings letter detailing our Q2 performance, as well as our outlook for Q3 and growth opportunities for 2018 and beyond. Please note that we manage our business based on topline measures including revenue, which is comprised of the change in deferred revenue and bookings. Revenue and the change in deferred revenue are both directly affected by bookings results, and management utilizes bookings as a primary topline measure to help inform their decisions.

HIGHLIGHTS

We had a strong first half of the year, delivering Q2 results ahead of our guidance, driven by strength in our mobile live services and continued improvement in our operating leverage. Our live services strategy of creating innovative bold beats and feature enhancements that increase player engagement is paying off, as our forever franchises – Words With Friends, CSR2 and Zynga Poker – collectively delivered double-digit year-over-year mobile revenue and bookings growth.

Q2 Highlights:

•

Mobile revenue was up 7% year-over-year and mobile bookings were up 17% year-over-year, driven primarily by strength in our live services and a partial quarter of bookings contribution from our acquisition of Gram Games.

•

Words With Friends – Mobile revenue was up 30% year-over-year and mobile bookings were up 49% year-over-year driven by a stronger advertising performance and the recent introduction of user pay monetization.

•

CSR2 – Delivered another great quarter driven by our best performing Fast & Furious event to date. While mobile revenue was down 4% year-over-year due to the timing of when we recognize bookings into revenue, CSR2 delivered its best quarterly bookings performance in franchise history, up 21% year-over-year.

•	Zynga Poker – Mobile revenue was up 19% year-over-year and mobile bookings were up 13% year-over-year, supported by continued enhancements to in-game features such as Challenges and Jackpots.
•	Completed our acquisition of Gram Games in May, bringing to Zynga a talented team with a proven track record, expanding our portfolio of live franchises and adding to our pipeline of new games.
•	Continued operating efficiency with GAAP operating expenses at 67% of revenue, in-line with that in Q2 2017, and Non-GAAP operating expenses at 54% of bookings, down from 58% of bookings in Q2 2017.
•	Generated operating cash flow of $41.1 million, up 9% year-over-year.

EXECUTIVE SUMMARY

(in millions)	Q2'18 Actuals	Q2'17 Actuals	Variance $ (Y/Y)	Variance % (Y/Y)	Q2'18 Guidance	Variance $ (Guidance)	Variance % (Guidance)
Revenue	$217.0	$209.2	$7.8	4%	$208.0	$9.0	4%
Net income (loss)	$(0.9)	$5.1	$(6.0)	NM	$(15.0)	$14.1	(94)%

Bookings	$233.9	$209.2	$24.7	12%	$228.0	$5.9	3%
Adjusted EBITDA (1)	$26.7	$29.9	$(3.2)	(11)%	$19.0	$7.7	41%

Net release of (increase in) deferred revenue (2)	$(16.9)	$0.1	$(17.0)	NM	$(20.0)	$3.1	(16)%

(1)	Adjusted EBITDA includes the net release of (increase in) deferred revenue.
(2)

For clarity, a net release of deferred revenue results in revenue being higher than bookings and is a positive impact to Adjusted EBITDA as reported; a net increase in deferred revenue results in revenue being lower than bookings and is a negative impact to Adjusted EBITDA as reported.

In Q2, revenue was $217.0 million, above our guidance by $9.0 million and up $7.8 million or 4% year-over-year. Bookings were $233.9 million, beating our guidance by $5.9 million and up $24.7 million or 12% year-over-year. We had a net loss of $0.9 million, $14.1 million better than our guidance and a decline of $6.0 million in net income year-over-year.

We had a net increase in deferred revenue of $16.9 million versus our guidance of a net increase of $20.0 million and a net release of $0.1 million in the prior year quarter. The acquisition of a new portfolio of games and strength in our live service bookings were the primary drivers of the net increase in deferred revenue in the quarter. The main contributors to the build in deferred revenue were bookings from our recently acquired portfolio of titles from Gram Games, initial user pay bookings from Words With Friends and strength in CSR2’s bookings. The year-over-year difference in change in deferred revenue accounted for $17.0 million of the year-over-year decrease in revenue, net income and Adjusted EBITDA.

Our Adjusted EBITDA was $26.7 million, above our guidance by $7.7 million, and a decrease of $3.2 million year-over-year. We generated operating cash flow of $41.1 million in the quarter, up 9% year-over-year.

In Q2, mobile revenue was up 7% year-over-year and mobile bookings were up 17% year-over-year. Mobile now represents 89% of total revenue versus 86% a year ago and 90% of total bookings versus 87% in Q2 2017. Mobile online game – or mobile user pay – revenue was up 3% year-over-year, and mobile user pay bookings were up 14% year-over-year. Mobile advertising revenue was also up 22% year-over-year, and mobile advertising bookings were up 26% year-over-year. Our strength in advertising in the quarter was primarily driven by increased player engagement in Words With Friends as well as network optimizations across our advertising portfolio.

Our strong performance in Q2 was driven by our mobile live services, in particular our forever franchises – Words With Friends, CSR2 and Zynga Poker. Our focus on creating innovative bold beats and feature enhancements continues to drive deeper engagement with our players and contributed to double-digit year-over-year mobile revenue and bookings growth collectively across our forever franchises.

Words With Friends delivered impressive growth in Q2 with mobile revenue up 30% year-over-year and mobile bookings up 49% year-over-year, driven by a stronger advertising performance and the recent introduction of user pay monetization. In Q2 we introduced Daily Goals, a new bold beat designed to reward players for completing fun daily achievements, and also improved our Solo Challenge feature by giving players more ways to extend their single-player experience. We were also pleased to see players continue to enhance their gameplay by leveraging our popular new Boosts which include Word Radar, Hindsight and Tile Swap. All of these features are driving higher levels of player engagement while also improving the monetization potential of the game. Looking forward, we are excited to build upon this momentum and create more value for players by further enhancing these features in the coming quarters.

CSR2 had another great quarter driven by our Fast & Furious finale event, which represented the game’s strongest performing event to date from our licensing partnership with Universal Brand Development. While mobile revenue was down 4% year-over-year due to the timing of when we recognize bookings into revenue, CSR2 delivered its best quarterly bookings performance in franchise history, up 21% year-over-year. A key component to the success of CSR2 is our ability to develop strong partnerships with leading auto manufacturers. In Q2, we released a new in-game BMW M2 Competition that gave CSR2 players the opportunity to virtually race this high-performance car ahead of its real-world debut. For the remainder of the year, CSR2 has more bold beats planned, including a series of events featuring some of Porsche’s most iconic cars, collectors and drivers in commemoration of Porsche’s 70th anniversary.

In Q2, Zynga Poker’s mobile revenue grew 19% year-over-year and mobile bookings were up 13% year-over-year. The game’s performance was supported by additional updates to game features such as Challenges and Jackpots. Looking ahead, we are excited to bring players a brand new competitive poker experience through our partnership with the World Poker Tour (WPT). Our WPT-themed in-game experience will include a variety of pro-style tournaments with a wide range of stakes and higher in-game payouts. We will begin introducing WPT to Zynga Poker players towards the end of Q3 and expect the feature to steadily ramp with new competitive modes in future quarters.

In our Social Slots portfolio, mobile revenue was down 5% year-over-year and mobile bookings were down 3% year-over-year. Our Hit It Rich! Slots and Wizard of Oz Slots games continued to deliver year-over-year mobile revenue and bookings growth; however, this performance was more than offset by declines from other titles in the portfolio. Our strategy in Social Slots has been to increase player engagement and monetization by focusing on fewer slots games to create deeper player experiences. Looking forward, we remain focused on improving player engagement in Hit It Rich! Slots and Wizard of Oz Slots by introducing new experiences that give players more ways to play their favorite social casino games.

Another highlight in the quarter was our acquisition of Gram Games, which brings to Zynga a talented team with a proven track record, expands our portfolio of live services and adds to our pipeline of new games. We are pleased with the initial integration of Gram Games into Zynga and look forward to their contributions in the future. In particular, Merge Dragons! engaged players in Q2 with new content that included baby dragons and a summer-themed moon dragon event. We believe that Merge Dragons! has the potential to become a new forever franchise for Zynga, and we are actively working on new updates to the game, including the introduction of social features over the long term.

In terms of new game development, in Q2 we entered into soft launch with our new Casual mobile game, Willy Wonka’s Sweet Adventure, which combines Match-3 and Builder mechanics to innovate within the popular Match-3 genre. While it is early in the soft launch process, we are pleased with how the game is progressing and will continue to collect player feedback while rigorously testing the game for long-term engagement and retention. Across our broader portfolio, we are actively developing new titles across the Action Strategy, Casual, Invest Express and Social Casino categories. Our approach to new game development is to combine strong game teams with high potential sequels, reinvigorated Zynga brands, new intellectual properties and strategic licenses with global appeal. While we don’t expect new games to have a material revenue or bookings impact in 2018, we are encouraged by the potential contribution from new games in 2019 and beyond.

Turning to audience, Q2 was a dynamic quarter as mobile average daily active users (DAUs) increased by 12% year-over-year and mobile average monthly active users (MAUs) increased by 10%. Sequentially, mobile average DAUs decreased by 8% and mobile average MAUs decreased by 4%. In Q2, our audience was affected by unique events in the quarter including platform changes made by Facebook and our recent sunsets of several older mobile games. Despite these events, we are pleased with the player engagement and monetization we are seeing across our forever franchises and have confidence in our ability to continue this trend in the coming quarters.

Overall, we are pleased with the progress we’ve made in growing our mobile live services, while also delivering continued improvement in operating leverage. In Q2, we delivered GAAP operating expenses at 67% of revenue – in-line with 67% of revenue in Q2 2017 – and non-GAAP operating expenses at 54% of bookings – down from 58% of bookings a year ago. This contributed to generating operating cash flow of $41.1 million, up 9% year-over-year. Looking forward, we remain focused on executing against our growth strategy and achieving our near-term margin goal later this year.

Q2 PERFORMANCE OVERVIEW

Q2 Financial Highlights

•	Revenue of $217.0 million; above our guidance and up 4% year-over-year.
•	GAAP operating expenses of $145.8 million; up 5% year-over-year.
•	Net loss of $0.9 million; $14.1 million above our guidance and down $6.0 million year-over-year.
•	Net increase in deferred revenue of $16.9 million; versus our guidance of a net increase of $20.0 million.
•	Bookings of $233.9 million; above our guidance and up 12% year-over-year.
•	Non-GAAP operating expenses of $125.4 million; up 3% year-over-year.
•	Adjusted EBITDA of $26.7 million; above our guidance and a decrease of $3.2 million year-over-year.
•	Generated operating cash flow of $41.1 million; up 9% year-over-year.

Q2 Mobile Highlights

•	Mobile revenue of $192.7 million; up 7% year-over-year.
•	Mobile bookings of $211.6 million; up 17% year-over-year.
•	Mobile user pay revenue and bookings were up 3% and 14%, respectively, year-over-year.
•	Mobile advertising revenue and bookings were up 22% and 26%, respectively, year-over year.
•	Mobile average DAUs of 21 million; up 12% year-over-year.

Mobile revenue* mobile bookings mobile DAU 7% increase y/y 17% increase y/y 12% increase y/y 89% of total in Q2’18 90% of total in Q2’18 90% of total in Q2’18 86% 87% 87% 88% 89% $180 $194 $204 $183 $193 $182 $187 $197 $193 $212 90% 91% 19 20 23 21 in millions *revenue includes the impact of changes in deferred revenue

Q2 Advertising Highlights

•	Advertising revenue of $52.2 million was up 18% year-over-year.
•	Advertising bookings of $53.0 million were up 22% year-over-year.
•	Advertising represented 24% of total revenue and 23% of total bookings as compared to 21% of total revenue and 21% of total bookings in Q2 2017.
•	Our strength in advertising was primarily driven by increased player engagement in Words With Friends as well as network optimizations across our advertising portfolio.

Advertising revenue* advertising bookings 18% increase y/y 22% increase y/y 24% of total in Q2’18 23% of total in Q2’18 21% 25% 22% 24% 27% 23% $44 $46 $59 $45 $52 $43 $60 $53 Q2’17 Q3’17 Q4’17 Q1’18 Q2’18 in millions *revenue includes the impact of changes in deferred revenue

Q2 Player Metrics (users and payers in millions)

	Three Months Ended
	June 30,	March 31,	June 30,	Q2'18	Q2'18
	2018	2018	2017	Q/Q	Y/Y
Average daily active users (DAUs) (1)	23	25	21	(8)%	11%
Average mobile DAUs (1)	21	23	19	(8)%	12%
Average web DAUs (1)	2	2	2	(14)%	1%

Average monthly active user (MAUs) (1)	88	94	80	(7)%	10%
Average mobile MAUs (1)	78	82	71	(4)%	10%
Average web MAUs (1)	10	12	9	(21)%	12%

Average daily bookings per average DAU (ABPU)	$0.110	$0.096	$0.109	15%	1%
Average monthly unique users (MUUs) (2)	53	51	52	2%	1%
Average monthly unique payers (MUPs) (2)	1.1	1.2	1.2	(8)%	(11)%
Payer conversion (2)	2.0%	2.3%	2.3%	(10)%	(12)%

(1)

We do not have the third party network login data to link an individual who has played under multiple user accounts and accordingly, actual DAU and MAU may be lower than reported due to the potential duplication of these individuals. Specifically, for the second quarter of 2018, DAUs and MAUs incrementally include Daily Celebrity Crossword, Solitaire, our Facebook Instant Games, the casual card games acquired in December 2017 and games acquired from Gram Games in May 2018; for the first quarter of 2018, DAUs and MAUs incrementally include Daily Celebrity Crossword, Solitaire, our Facebook Instant Games and casual card games acquired in December 2017; for the second quarter of 2017, DAUs and MAUs incrementally include Daily Celebrity Crossword, Solitaire and our Facebook Instant Games.

(2)

For the second quarter of 2018, MUUs and MUPs exclude Daily Celebrity Crossword, Solitaire, our Facebook Instant Games, casual card games acquired in December 2017 and games acquired from Gram Games in May 2018; for the first quarter of 2018, MUUs and MUPs exclude Daily Celebrity Crossword, Solitaire, our Facebook Instant Games and casual card games acquired in December 2017; for the second quarter of 2017, MUUs and MUPs exclude Daily Celebrity Crossword, Solitaire and our Facebook Instant Games. These games are excluded to avoid potential double counting of MUUs and MUPs as our systems are unable to distinguish whether a player of these games is also a player of the Company’s other games during the applicable time periods.

FINANCIAL GUIDANCE

Q3 Guidance

•	Revenue of $218 million
•	Net increase in deferred revenue of $30 million
•	Bookings of $248 million
•	Net loss of $21 million
•	Adjusted EBITDA of $16 million

Our Q3 performance will be driven primarily by bold beat execution across our live services and a full quarter contribution from our acquisition of Gram Games. We anticipate that our year-over-year growth will benefit from full quarter contributions from our Casual Cards and Gram Games acquisitions as well as strength across our forever franchises. We continue to expect our sequential and year-over-year progression to be affected by declines in web and older mobile games.

Similar to Q2, we expect a significant net increase in deferred revenue as we continue to defer the majority of user pay bookings from our recently acquired portfolio of titles from Gram Games in addition to a net increase in deferred revenue from our live service user pay bookings, in particular from Words With Friends and CSR2.

We expect our gross margins to be comparable with Q2 and our operating expenses to increase sequentially, primarily due to a full quarter of contribution from Gram Games.

We continue to believe 2018 will be a live services year and remain focused on achieving our near-term margin goal later this year. While we don’t expect new games to have a material revenue or bookings impact in 2018, we are encouraged by the potential contribution from new games in 2019 and beyond.

Looking forward, we remain committed to growing Zynga in four ways: (1) Delivering growth in our live services, (2) Building new games with the goal of creating forever franchises, (3) Investing in emerging mobile technologies and (4) Exploring M&A opportunities that will enhance our growth potential. We’re excited about how we’re executing against our growth strategy as we prioritize delivering value to our players, employees and investors.

Sincerely,

Frank Gibeau	Ger Griffin
Chief Executive Officer	Chief Financial Officer

CONTACTS

Rebecca Lau
Director, Investor Relations & Corporate Finance
relau@zynga.com

Kelly Pakula
Senior Director, Corporate Communications
kpakula@zynga.com

FORWARD-LOOKING STATEMENTS

This letter contains forward-looking statements, including those statements relating to our outlook for the third quarter under the headings "FINANCIAL GUIDANCE" and “RECONCILIATION OF GAAP TO NON-GAAP THIRD QUARTER 2018 GUIDANCE” and statements relating to, among other things: our operational performance and strategy, including our focus on live services, and growth projections relating to our mobile forever franchises, including our ability to enhance the monetization potential of our games; our continued investment in game innovations; our plans to acquire and integrate additional games and IP assets, such as our continued license of the Fast & Furious brand and various vehicle manufacturers; our belief that Merge Dragons! has the potential to become a forever franchise; our partnership with the World Poker Tour (WPT), including the development, launch and success of future game features; our ability to successfully launch new games and enhance existing games; the success of new product and feature launches and other special events; the prospect of emerging game platforms and features, such as chat, augmented reality and next generation wireless networks; our expectations regarding the advertising market, including anticipated trends in that market; our expectations in the mobile game industry, including anticipated trends in that market; our performance expectations regarding our legacy portfolio of web and older mobile games; our share repurchase program and capital allocation strategy; and our ability to achieve financial projections, including revenue, bookings, income and margin goals.

Forward-looking statements often include words such as "outlook," "projected," "intends," "will," "anticipate," "believe," "target," "expect," and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Undue reliance should not be placed on such forward-looking statements, which are based on information available to us on the date hereof. We assume no obligation to update such statements. More information about factors that could affect our operating results are described in greater detail in our public filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC's web site at www.sec.gov.

In addition, the preliminary financial results set forth in this letter are estimates based on information currently available to us. While we believe these estimates are meaningful, they could differ from the actual amounts that we ultimately report in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. We assume no obligation and do not intend to update these estimates prior to filing our Quarterly Report on Form 10-Q.

NON-GAAP FINANCIAL MEASURES

We have provided in this letter certain non-GAAP financial measures to supplement our consolidated financial statements prepared in accordance with U.S. GAAP (our “GAAP financial statements”). Management uses non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The presentation of our non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, our GAAP financial statements. We believe that both management and investors benefit from referring to our non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe our non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial measures we use in making operating decisions and because our investors and analysts use them to help assess the health of our business.

We have provided reconciliations of our non-GAAP financial measures used in this letter to the most directly comparable GAAP financial measures in the following tables. Because of the following limitations of our non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this letter with our GAAP financial statements.

Key limitations of our non-GAAP financial measures include:

•

Bookings does not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average playing period of payers for durable virtual items or as consumed for consumable virtual items;

•

Adjusted EBITDA does not include the impact of stock-based expense, acquisition-related transaction expenses, contingent consideration fair value adjustments, impairment of intangible assets, legal settlements and restructuring expense;

•	Adjusted EBITDA does not reflect provisions for or benefits from income taxes and does not include other income (expense) net, which includes foreign exchange gains and losses, and interest income;
•

Adjusted EBITDA excludes depreciation and amortization of tangible and intangible assets. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future; and

•	Free cash flow is derived from net cash provided by operating activities less cash spent on capital expenditures.

ZYNGA INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$210,177	$372,870
Short-term investments	182,002	308,506
Accounts receivable, net of allowance of $0 at June 30, 2018 and December 31, 2017	99,970	103,677
Restricted cash	10,006	12,807
Prepaid expenses	27,239	24,253
Other current assets	11,736	8,837
Total current assets	541,130	830,950
Goodwill	949,258	730,464
Intangible assets, net	137,172	64,258
Property and equipment, net	264,245	266,589
Restricted cash	25,000	20,000
Prepaid expenses	21,794	23,821
Other non-current assets	47,274	43,251
Total assets	$1,985,873	$1,979,333
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,628	$18,938
Income tax payable	1,914	6,677
Deferred revenue	156,316	134,007
Other current liabilities	99,825	123,089
Total current liabilities	269,683	282,711
Deferred revenue	2,359	568
Deferred tax liabilities, net	20,998	5,902
Other non-current liabilities	93,239	48,912
Total liabilities	386,279	338,093
Stockholders’ equity:
Common stock and additional paid-in capital	3,462,142	3,426,505
Accumulated other comprehensive income (loss)	(100,111)	(93,497)
Accumulated deficit	(1,762,437)	(1,691,768)
Total stockholders’ equity	1,599,594	1,641,240
Total liabilities and stockholders’ equity	$1,985,873	$1,979,333

ZYNGA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue:
Online game	$164,680	$161,553	$163,745	$326,233	$317,226
Advertising and other	52,365	46,679	45,486	99,044	86,289
Total revenue	217,045	208,232	209,231	425,277	403,515
Costs and expenses:
Cost of revenue	74,182	69,042	64,172	143,224	129,049
Research and development	67,391	60,825	64,615	128,216	133,817
Sales and marketing	52,878	50,855	51,201	103,733	97,821
General and administrative	25,580	23,253	23,551	48,833	46,116
Total costs and expenses	220,031	203,975	203,539	424,006	406,803
Income (loss) from operations	(2,986)	4,257	5,692	1,271	(3,288)
Interest income	1,800	1,810	1,109	3,610	2,046
Other income (expense), net	2,605	3,401	1,614	6,006	3,050
Income (loss) before income taxes	1,419	9,468	8,415	10,887	1,808
Provision for (benefit from) income taxes	2,330	3,859	3,322	6,189	6,189
Net income (loss)	$(911)	$5,609	$5,093	$4,698	$(4,381)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.00)	$0.01	$0.01	$0.01	$(0.01)
Diluted	$(0.00)	$0.01	$0.01	$0.01	$(0.01)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	858,666	869,627	863,125	864,117	869,025
Diluted	858,666	893,774	887,991	890,285	869,025

Stock-based compensation expense included in the above line items:
Cost of revenue	$564	$431	$371	$995	$990
Research and development	10,363	8,625	10,483	18,988	22,196
Sales and marketing	2,214	1,836	1,751	4,050	3,538
General and administrative	4,228	3,221	3,627	7,449	7,034
Total stock-based compensation expense	$17,369	$14,113	$16,232	$31,482	$33,758

ZYNGA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017 (As Adjusted)(1)	June 30, 2018	June 30, 2017 (As Adjusted)(1)
Cash flows from operating activities:
Net income (loss)	$(911)	$5,609	$5,093	$4,698	$(4,381)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,178	7,731	7,398	16,909	16,279
Stock-based compensation expense	17,369	14,113	16,232	31,482	33,758
(Gain) loss from foreign currency, sales of investments, assets and other, net	(460)	1,951	(222)	1,491	(184)
(Accretion) and amortization on marketable debt securities, net	(751)	(549)	—	(1,300)	—
Change in deferred income taxes and other	(49)	1,322	1,193	1,273	2,268
Changes in operating assets and liabilities:
Accounts receivable, net	3,327	10,682	996	14,009	(7,968)
Other assets	(2,437)	(4,786)	3,309	(7,223)	(2,594)
Accounts payable	(6,687)	(9,574)	461	(16,261)	(8,341)
Deferred revenue	16,893	11,234	(53)	28,126	13,021
Income tax payable	(32)	(5,004)	1,497	(5,042)	2,749
Other liabilities	5,699	(36,676)	1,726	(30,974)	(11,698)
Net cash provided by (used in) operating activities	41,139	(3,947)	37,630	37,188	32,909
Cash flows from investing activities:
Purchases of short-term investments	(59,267)	(124,822)	—	(184,089)	—
Maturities of short-term investments	142,000	160,000	—	302,000	—
Sales of short-term investments	9,999	—	—	9,999	—
Acquisition of property and equipment	(2,255)	(1,424)	(1,856)	(3,679)	(4,141)
Business acquisitions, net of cash acquired and restricted cash held in escrow	(222,075)	—	—	(222,075)	(27,581)
Proceeds from sale of property and equipment	3	25	133	28	148
Release of restricted cash escrow from business combinations	—	(22,800)	—	(22,800)	—
Other investing activities, net	97	—	165	97	(7,225)
Net cash provided by (used in) investing activities	(131,498)	10,979	(1,558)	(120,519)	(38,799)
Cash flows from financing activities:
Taxes paid related to net share settlement of stockholders' equity awards	(7,609)	(6,364)	(9,008)	(13,972)	(9,423)
Repurchases of common stock	(25,874)	(39,544)	(10,760)	(65,418)	(96,924)
Proceeds from issuance of common stock	844	3,311	865	4,158	4,017
Acquisition-related contingent consideration payment	—	—	—	—	(5,115)
Net cash provided by (used in) financing activities	(32,639)	(42,597)	(18,903)	(75,232)	(107,445)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,407)	1,476	1,169	(1,931)	2,026

Net change in cash, cash equivalents and restricted cash	(126,405)	(34,089)	18,338	(160,494)	(111,309)
Cash, cash equivalents and restricted cash, beginning of period	371,588	405,677	732,069	405,677	861,716
Cash, cash equivalents and restricted cash, end of period	$245,183	$371,588	$750,407	$245,183	$750,407

(1)	Prior period 2017 cash flow amounts retrospectively adjusted to reflect the adoption of ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”.

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Reconciliation of Revenue to Bookings: Total
Revenue	$217,045	$208,232	$209,231	$425,277	$403,515
Change in deferred revenue	16,884	11,240	(53)	28,124	13,021
Bookings: Total	$233,929	$219,472	$209,178	$453,401	$416,536

Reconciliation of Revenue to Bookings: Mobile
Revenue	$192,744	$182,601	$179,868	$375,345	$341,481
Change in deferred revenue	18,858	10,822	1,755	29,680	16,263
Bookings: Mobile	$211,602	$193,423	$181,623	$405,025	$357,744

Reconciliation of Revenue to Bookings: Advertising
Revenue	$52,246	$44,826	$44,443	$97,071	$84,497
Change in deferred revenue	792	296	(1,019)	1,088	34
Bookings: Advertising	$53,038	$45,122	$43,424	$98,159	$84,531

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(911)	$5,609	$5,093	$4,698	$(4,381)
Provision for income taxes	2,330	3,859	3,322	6,189	6,189
Other income, net	(2,605)	(3,401)	(1,614)	(6,006)	(3,050)
Interest income	(1,800)	(1,810)	(1,109)	(3,610)	(2,046)
Restructuring expense (benefit), net	400	471	1,422	871	577
Depreciation and amortization	9,178	7,731	7,398	16,909	16,279
Acquisition-related transaction expenses	1,283	—	—	1,283	187
Contingent consideration fair value adjustment	1,500	—	(807)	1,500	(901)
Stock-based compensation expense	17,369	14,113	16,232	31,482	33,758
Adjusted EBITDA	$26,744	$26,572	$29,937	$53,316	$46,612

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
GAAP operating expense	$145,849	$134,933	$139,367	$280,782	$277,754
Restructuring (expense) benefit, net	(400)	(444)	(1,422)	(844)	(577)
Amortization of intangible assets from acquisition	(467)	(534)	(1,397)	(1,001)	(2,450)
Acquisition-related transaction expenses	(1,283)	—	—	(1,283)	(187)
Contingent consideration fair value adjustment	(1,500)	—	807	(1,500)	901
Stock-based compensation expense	(16,805)	(13,682)	(15,861)	(30,487)	(32,768)
Non-GAAP operating expense	$125,394	$120,273	$121,494	$245,667	$242,673

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow(2)
Net cash provided by (used in) operating activities	$41,139	$(3,947)	$37,630	$37,188	$32,909
Acquisition of property and equipment	(2,255)	(1,424)	(1,856)	(3,679)	(4,141)
Free cash flow	$38,884	$(5,371)	$35,774	$33,509	$28,768

(2)	Prior period 2017 cash flow amounts retrospectively adjusted to reflect the adoption of ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”.

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP THIRD QUARTER 2018 GUIDANCE

(In thousands, except per share data, unaudited)

Third Quarter 2018
Reconciliation of Revenue to Bookings
Revenue	$218,000
Change in deferred revenue	30,000
Bookings	$248,000

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(21,000)
Provision for income taxes	2,000
Other income, net	(3,000)
Interest income	(1,000)
Depreciation and amortization	13,000
Contingent consideration fair value adjustment	5,000
Stock-based compensation expense	21,000
Adjusted EBITDA	$16,000

GAAP basic shares	870,000
Basic net loss per share	$(0.02)